Exhibit 99.(e)(1)

Execution Copy

DISTRIBUTION AGREEMENT

THIS DISTRIBUTION AGREEMENT (the “Agreement”) is made as of this 28th day of September, 2012, by and between FPA Paramount Fund, Inc., a Maryland corporation (the “Fund”), and UMB Distribution Services, LLC, a Wisconsin limited liability company (“Provider”).

WHEREAS, the Fund is an open-end investment company registered under the 1940 Act, as defined below, and is authorized to issue Shares;

WHEREAS, Provider is registered as a broker-dealer under the 1934 Act and is a member of FINRA; and

WHEREAS, the Fund and Provider desire to enter into an agreement pursuant to which Provider shall be the distributor of the Shares.

NOW, THEREFORE, in consideration of the mutual promises and agreements herein contained and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto, intending to be legally bound, do hereby agree as follows:

1.                                      Definitions

In addition to any terms defined in the body of this Agreement, the following capitalized terms shall have the meanings set forth hereinafter whenever they appear in this Agreement:

“1933 Act” shall mean the Securities Act of 1933, as amended.

“1934 Act” shall mean the Securities Exchange Act of 1934, as amended.

“1940 Act” shall mean the Investment Company Act of 1940, as amended.

“Board” shall mean the Board of Directors of the Fund.

“Commission” shall mean the U.S. Securities and Exchange Commission.

“FINRA” shall mean the Financial Industry Regulatory Authority, Inc.

“Offering Price” shall mean the price per share that the Shares will be offered for sale to the public calculated in accordance with the Fund’s then current Prospectus.

“Prospectus” shall mean the current Prospectus and Statement of Additional Information with respect to the Fund (including any applicable amendments and supplements thereto) actually received by Provider from the Fund with respect to which the Fund has indicated a Registration Statement has become effective under the 1933 Act and the 1940 Act.

“Registration Statement” shall mean any registration statement on Form N-1A at any time now or hereafter filed with the Commission with respect to any of the Shares and any amendments and supplements thereto which at any time shall have been or will be filed with the Commission.

“Services” shall mean the services described in Section 2 of this Agreement and such additional services as may be agreed to by the parties from time to time and set forth in an amendment to this Agreement.

“Shares” shall mean such shares of beneficial interest, or class thereof, of the Fund as may be issued from time to time.

“Shareholder” shall mean a record owner of Shares of the Fund.

2.                                      Appointment and Services

(a)                                 The Fund hereby appoints Provider as the Fund’s principal underwriter to serve as agent for the distribution of Shares during the term of this Agreement and on the terms set forth in this Agreement, and Provider accepts such appointment. Subject to the direction and control of the Board and utilizing information provided by the Fund and its current and prior agents and service providers, Provider will render the Services in accordance with the terms of this Agreement. The duties of Provider shall be confined to those expressly set forth herein, and no implied duties are assumed by or may be asserted against Provider hereunder.

(b)                                 Provider will act as agent for the distribution of Shares in accordance with the instructions of the Board and the Registration Statement and Prospectuses then in effect with respect to the Fund under the 1933 Act.

(c)                                  Provider may incur expenses for distribution activities which it deems reasonable and which are primarily intended to result in the sale of Shares, including, but not limited to, advertising, the printing and mailing of prospectuses to other than current Shareholders, and the printing and mailing of sales literature. At the direction of the Fund, Provider may in its sole discretion enter into servicing and/or selling agreements with qualified broker/dealers and other persons or entities with respect to the offering of Shares to the public, although Provider shall periodically inform the Fund of the nature and substance of such agreements. With respect to broker-dealers who are acting as brokers or dealers within the United States, Provider shall offer and sell shares, as agent for the Fund, only to such brokers or dealers who are members in good standing of FlNRA and who agree to abide by applicable law, including any Code of Conduct adopted by FINRA. Provider shall not be obligated to incur any specific expenses or sell any certain number of Shares of the Fund.

(d)                                 All Shares offered for sale by Provider shall be offered for sale at the Offering Price. Provider shall have no liability for the payment of the purchase price of the Shares sold pursuant to this Agreement or with respect to redemptions or repurchases of Shares. The price the Fund shall receive for any Shares purchased by investors shall be the net asset value used in determining the

Offering Price applicable to the sale of such Shares, as calculated in the manner set forth in the Fund’s Registration Statement, including any reduced sales charges as described in the Fund’s Registration Statement. Provider may reallocate any portion of any front-end sales charge that is imposed on such sales to selected broker/dealers as set forth in the Prospectus, subject to applicable FlNRA rules. Any portion of the front-end sales charge that is not so reallocated shall be retained by Provider as a commission for its services hereunder (“Underwriting Concession”). Provider shall not be entitled to receive any back-end sales charge or redemption fee applicable to the Shares. As provided in the Fund’s prospectus, the Provider will be responsible for paying dealer concessions equal to 0.50% of the purchase price for orders of $1 million or more upon (1) notice from First Pacific Advisors, LLC, the Fund’s investment adviser (the “Adviser”) of the need to make such payment; and (2) the pre-payment of the necessary funds for such payments by the Adviser. Any redemption fees or deferred sales charges assessed on redemptions of Shares within ninety (90) days of a purchase shall be remitted to the Fund. Any deferred sales charges assessed on redemptions of Shares within one year of a purchase, for which the Adviser provided a dealer concession payment, shall be paid to the Adviser. Notwithstanding anything herein to the contrary, Provider shall not be required to finance the payment to any broker/dealer or other organization of any sales charges or fees.

(e)                                  If any Shares are redeemed or repurchased by the Fund, or by Provider as agent, or are tendered for redemption, within seven (7) business days after the date of confirmation of the original purchase of said Shares, Provider shall forfeit the amount above the net asset value received by Provider with respect to such Shares, provided that the portion, if any, of such amount re-allowed, by Provider to broker/dealers or other persons shall be repayable to the Fund only to the extent recovered by Provider from the broker/dealer or other person concerned. Provider shall include in the forms of agreement with such broker/dealers and other persons a corresponding provision for the forfeiture by them of their concession with respect to Shares sold by them or their principals and redeemed or repurchased by the Fund or by Provider as agent (or tendered for redemption) within seven (7) business days after the date of confirmation of such initial purchases.

(f)                                   Provider shall act as distributor of the Shares in compliance in all material respects with all applicable state and federal laws, rules and regulations, including, without limitation, all rules and regulations made or adopted pursuant to the 1940 Act, by the Commission and FINRA.

(g)                                  Provider shall not utilize any materials in connection with the sale or offering of Shares except the Prospectus and such other materials as the Fund shall provide or approve in writing. Provider is not authorized by the Fund to give any information or to make any representations other than those contained in the Prospectus and such other materials as the Fund shall provide or approve in writing. Provider agrees to review all marketing materials prepared for use by or on behalf of the Fund for compliance with applicable rules and regulations in advance of the use of such materials. The Fund agrees to incorporate changes to such materials as Provider may request to the satisfaction of Provider. Provider will file  such materials as may be required with FINRA, or the Commission. The Fund represents that it will not use or authorize the use of any marketing materials, including any such materials in use prior to the execution of this Agreement, unless and until such materials have been approved and authorized for use by Provider. All marketing materials related to the Fund shall be delivered to Provider for review prior to use with sufficient time to permit Provider to review the material and to file with FINRA if necessary. The Fund and Provider shall mutually agree upon a reasonable turnaround time for such review. Provider shall, with respect to any marketing materials required to be filed with FINRA, file such marketing materials within ten (10) business days of the date of first use. Provider shall promptly communicate any comments received from FINRA with respect to any marketing materials, and the Fund shall address any such comments to the satisfaction of Provider, including updating or discontinuing use of such marketing material.

(h)                                 Provider represents that it is registered under the 1934 Act with the Commission as a broker-dealer, it is a member in good standing of FINRA, it will abide by the rules and regulations of FINRA, and it will notify the Fund if its FINRA membership is terminated or suspended.

3.                                      Duties and Representations of the Fund

(a)                                 The Fund represents that it is registered as an open-end management investment company under the 1940 Act and that it has and will continue to act in conformity with its Articles of Incorporation, its Bylaws, its Registration Statement and resolutions and other instructions of its Board and has and will continue to comply with all applicable laws, rules and regulations including without limitation the 1933 Act, the 1934 Act, the 1940 Act, the laws of the states in which Shares are offered and sold, and the rules and regulations thereunder.

(b)                                 The Fund shall take or cause to be taken all necessary action to register and maintain the registration of the Shares under the 1933 Act for sale as herein contemplated and shall pay all costs and expenses in connection with the registration of Shares under the 1933 Act, and be responsible for all expenses in connection with maintaining facilities for the issue and transfer of Shares and for supplying information, prices and other data to be furnished by the Fund hereunder.

(c)                                  The Fund shall execute any and all documents and furnish any and all information and otherwise take all actions which may be reasonably necessary in the discretion of the Fund’s officers in connection with the qualification of the Shares for sale in such states as Provider and the Fund may agree, shall maintain the registration of a sufficient number or amount of Shares thereunder, and shall pay all costs and expenses in connection with such qualification. The Fund shall notify Provider, or cause Provider to be notified, of the states in which Shares may be sold and shall notify Provider of any change thereto.

(d)                                 The Fund shall, at its expense, keep Provider fully informed with respect to its affairs as necessary for Provider to perform the Services and to fulfill any applicable regulatory or legal responsibilities. In addition, the Fund shall furnish Provider from time to time such information, documents and reports with respect to the Fund and the Shares as Provider may reasonably request, and the Fund warrants that the statements contained in any such information shall be true and correct and fairly represent what they purport to represent.

(e)                                  The Fund represents to Provider that all Registration Statements and Prospectuses of the Fund filed or to be filed with the Commission under the 1933 Act with respect to the Shares have been and will be prepared in conformity with the requirements of the 1933 Act, the 1940 Act, and the rules and regulations of the Commission thereunder. The Fund represents and warrants to Provider that any Registration Statement and Prospectus, when such Registration Statement becomes effective, will contain all statements required to be stated therein in conformity with the 1933 Act, the 1940 Act and the rules and regulations of the Commission; that all information contained in the Registration Statement and Prospectus will be true and correct in all material respects when such Registration Statement becomes effective; and that neither the Registration Statement nor any Prospectus when such Registration Statement becomes effective will include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Fund agrees to file from time to time such amendments, supplements, reports and other documents as may be necessary or required in order to: (1) comply with the 1933 Act and the 1940 Act; (2) ensure that there is no untrue statement(s) of a material fact in a Registration Statement or Prospectus; or (3) ensure that all statements necessary or required in order that there may be no omission to state a material fact in the Registration Statement or Prospectus which omission would make the statements therein misleading. The Fund shall promptly notify Provider of any advice given to it by counsel to the Fund regarding the necessity or advisability of amending or supplementing the Registration Statement.

(f)                                   The Fund shall not file any amendment to the Registration Statement or supplement to any Prospectus without giving Provider reasonable notice thereof in advance and if Provider declines to assent to such amendment (after a reasonable time), the Fund may terminate this Agreement forthwith by written notice to Provider without payment of any penalty. If the Fund shall not propose an amendment or amendments and/or supplement or supplements promptly after receipt by the Fund of a written request in good faith from Provider to do so, Provider may, at its option, immediately terminate this Agreement. In addition, if, at any time during the term of this Agreement, Provider requests that the Fund make any change in its governing instruments or in its methods of doing business which are necessary in order to comply with any requirement of applicable law or regulation, and the Fund fails (after a reasonable time) to make any such change as requested, Provider may terminate this Agreement forthwith by written notice to the Fund without payment of any penalty. Nothing contained in this Agreement shall in any way limit the Fund’s right to file at any time any amendments to any Registration Statement and/or supplements to any Prospectus, of whatever character, as the Fund may deem advisable, with advice of its counsel, such right being in all respects absolute and unconditional.

(g)                                  Whenever in its judgment such action is warranted by market, economic or political conditions, or by circumstances of any kind, the Fund may suspend the sale of its Shares and may decline to accept any orders for, or make any sales of, any Shares until such time as the Fund deems it advisable to accept such orders and to make such sales and the Fund shall advise Provider promptly of such determination.

(h)                                 The Fund agrees to advise Provider promptly in writing of the following:

(i)                                     any material correspondence or other material communication by the Commission or its staff relating to the Fund including requests by the Commission for amendments to the Registration Statement or Prospectuses;

(ii)                                  the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or Prospectuses then in effect or the initiation of any proceeding for that purpose;

(iii)                               the happening of any event which makes untrue any statement of a material fact made in the Registration Statement or Prospectuses or which requires the making of a change in such Registration Statement or Prospectuses in order to make the statements therein not misleading; or

(iv)                              all actions taken by the Commission with respect to any amendments to any Registration Statement or Prospectus which may from time to time be filed with the Commission.

4.                                 Offering of Shares

No Shares shall be offered by either Provider or the Fund under any of the provisions of this Agreement and no orders for the purchase or sale of such Shares hereunder shall be accepted by the Fund if and so long as the effectiveness of the Registration Statement then in effect or any necessary amendments thereto shall be suspended under any of the provisions of the 1933 Act, or if and so long as the current Prospectus as required by Section 10 of the 1933 Act, as amended, is not on file with the Commission; provided, however, that nothing contained in this paragraph 4 shall in any way restrict or have an application to or bearing upon the Fund’s obligation to repurchase Shares from any shareholder in accordance with the provisions of the Prospectus or Articles of Incorporation.

5.                                 Fees

(a)                                 As compensation for the services performed hereunder and the expenses incurred by Provider, the Provider shall receive the fees and be reimbursed for expenses as provided in Schedule A hereto. Fees shall be adjusted in accordance with Schedule A or as otherwise agreed to by the parties from time to time. Fees shall be earned and paid monthly in arrears in an amount equal to at least 1/12th of the applicable annual fee. The parties may amend this Agreement to include fees for any additional services requested by the Fund or enhancements to current Services. The Fund agrees to pay Provider’s then current rate for Services added to, or for any enhancements to existing Services set forth on, Schedule A after the execution of this Agreement.

(b)                                 The fee for the period from the day of the month this Agreement is entered into until the end of that month shall be pro-rated according to the proportion that such period bears to the full monthly period. Upon any termination of this Agreement before the end of any month, the fee for such part of a month shall be pro-rated according to the proportion which such period bears to the full monthly period and shall be payable upon the date of termination of this Agreement. Should the Fund be liquidated, merged with or acquired by another fund or investment company, any accrued fees shall be immediately payable.

(c)                                  Provider shall receive from the Fund distribution and service fees, as applicable, at the rate and under the terms and conditions set forth in the Fund’s distribution and/or shareholder services plan, if any, applicable to the Shares of the Fund, as such plans (if any) may be amended from time to time, and subject to any further limitations on such fees as the Board of Directors of the Fund may impose. The Fund acknowledges that Provider may enter into a separate agreement with the Adviser, under which the Adviser may, out of its own resources, separately compensate Provider.

(d)                                 Provider will bear all expenses incurred by it in connection with the performance of its services under Section 2, except as otherwise provided herein. Provider shall not be required to pay or finance any costs and expenses incurred in the operation of the Fund, including, but not limited to: taxes; interest; brokerage fees and commissions; salaries, fees and expenses of officers and directors; Commission fees and state Blue Sky fees; advisory fees; charges of custodians, transfer agents, dividend disbursing and accounting services agents and other service providers; security pricing services; insurance premiums; outside auditing and legal expenses; costs of organization and maintenance of corporate existence; taxes and fees payable to federal, state and other governmental agencies; preparation, typesetting, printing, proofing and mailing of Prospectuses, notices, forms and applications and proxy materials for regulatory purposes and for distribution to current Shareholders; preparation, typesetting, printing, proofing and mailing and other costs of Shareholder reports; expenses in connection with the electronic transmission of documents and information including electronic filings with the Commission and the states; research and statistical data services; expenses incidental to holding meetings of the Fund’s Shareholders and Directors; fees and expenses associated with internet, e-mail and other related activities; and extraordinary expenses. Expenses incurred for distribution of shares, including the typesetting, printing, proofing and mailing of Prospectuses for persons who are not shareholders of the Fund, will be borne by the Adviser, except for such expenses permitted to be paid by the Fund under a distribution and/or service plan, if any, adopted pursuant to Rule 12b-1 of the 1940 Act (“Distribution Plan”).

6.                                 Confidentiality

In case of any requests or demands for inspection of the records of the Fund, Provider will endeavor to notify the Fund promptly and to secure instructions from a representative of the Fund as to such inspection. Records and information which have become known to the public through no wrongful act of Provider or any of its employees, agents or representatives, and information which was already in the possession of Provider prior to receipt thereof, shall not be subject to this paragraph. The obligations of the parties under this Section 6 shall survive the termination of this Agreement.

7.                                 Limitation of Liability

(a)                                 Provider shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Fund in connection with the performance of its obligations and duties under this Agreement, except a loss resulting from Provider’s breach of this Agreement, or from Provider’s willful misfeasance, bad faith or gross negligence in the performance of such duties and obligations, or by reason of its reckless disregard thereof. Furthermore, notwithstanding anything herein to the contrary, Provider shall not be liable for: (1) any action taken or omitted to be taken in accordance with instructions received by Provider from an officer or representative of the Fund; or, (2) any action taken or omission by the Fund, the Adviser or any past or current service provider.

(b)                                 Notwithstanding anything herein to the contrary, Provider will be excused from its obligation to perform any act, service or obligation required of it hereunder for the duration that such performance is prevented by events beyond its reasonable control and shall not be liable for any default, damage, loss of data or documents, errors, delay or any other loss whatsoever caused thereby. Provider will, however, take all reasonable steps to minimize the effect of any service interruption for any period that such interruption continues beyond its control.

(c)                                  In no event and under no circumstances shall Provider, its affiliates or any of its or their members, officers, directors, agents or employees be liable to anyone, including, without limitation, the other party, under any theory of tort, contract, strict liability or other legal or equitable theory for lost profits, exemplary, punitive, special, indirect or consequential damages for any act or failure to act under any provision of this Agreement regardless of whether such damages were foreseeable and even if advised of the possibility thereof.

8.                                      Indemnification.

(a)                                 The Fund authorizes Provider to use the current Prospectus, in the form furnished to Provider from time to time, in connection with the sale of Shares. The Fund shall indemnify, defend and hold Provider, and each of its present or former directors, members, officers, employees, representatives and any person who controls or previously controlled Provider within the meaning of Section 15 of the 1933 Act (“Provider Indemnitees”), free and harmless from and against: (1) any and all losses, claims, demands, liabilities, damages, charges, payments, costs and expenses (including the costs of investigating  or defending any alleged losses, claims, demands, liabilities, damages, charges, payments, fines, penalties, costs or expenses and any counsel fees incurred in connection therewith) of any and every nature (“Losses”) which Provider and each of the Provider Indemnitees may incur under the 1933 Act, the 1934 Act, the 1940 Act and any other statute (including Blue Sky laws) or any rule or regulation thereunder, or under common law or otherwise arising out of or based upon any untrue statement, or alleged untrue statement, of a material fact contained in the Registration Statement or any Prospectus, an annual or interim report to shareholders or sales literature, or any amendments or supplements thereto, or arising out of or based upon any omission, or alleged omission, to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the Fund’s obligation to indemnify Provider and any of the foregoing Provider Indemnitees shall not be deemed to cover any Losses arising out of any untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with information relating to Provider and furnished to the Fund or its counsel by Provider in writing for the purpose of, and used in, the preparation thereof; or (2) any and all Losses which Provider and each of the Provider Indemnitees may incur in connection with this Agreement, Provider’s performance hereunder, or Provider’s acting in accordance with instructions from the Fund or its representatives, except to the extent the Losses result from Provider’s breach of this Agreement or from Provider’s willful misfeasance, bad faith or gross negligence in the performance of its duties, or by reason of its reckless disregard of its obligations and duties under this Agreement;

(b)                                 Promptly after receipt by Provider of notice of the commencement of an investigation, action, claim or proceeding, Provider shall, if a claim for indemnification in respect thereof is made under this section, notify the Fund in writing of the commencement thereof, although the failure to do so shall not prevent recovery by Provider or any Provider Indemnitee. The Fund shall be entitled to participate at its own expense in the defense or, if it so elects, to assume the defense of any suit brought to enforce any such Loss, but if the Fund elects to assume the defense, such defense shall be conducted by counsel chosen by the Fund and approved by Provider, which approval shall not be unreasonably withheld. In the event the Fund elects to assume the defense of any such suit and retain such counsel and notifies Provider of such election, the indemnified defendant or defendants in such suit shall bear the fees and expenses of any additional counsel retained by them subsequent to the receipt of the Fund’s election. If the Fund does not elect to assume the defense of any such suit, or in case Provider does not, in the exercise of reasonable judgment, approve of counsel chosen by the Fund, or in case there is a conflict of interest between the Fund and Provider or any Provider Indemnitee, the Fund will reimburse the indemnified person or persons named as defendant or defendants in such suit, for the fees and expenses of any counsel retained by Provider and them. The Fund’s indemnification agreement contained in this Section 8 and the Fund’s representations and warranties in this Agreement shall remain operative and in full force and effect regardless of any investigation made by or on behalf of Provider and each Provider Indemnitee, and shall survive the delivery of any Shares and the termination of this Agreement. This agreement of indemnity will inure exclusively to Provider’s benefit, to the benefit of each Provider Indemnitee and their estates and successors. The Fund agrees to promptly notify Provider of the commencement of any litigation or proceedings against the Fund or any of its officers or directors in connection with the issue and sale of any of the Shares.

(c)                                  The Fund acknowledges and agrees that in the event Provider, at the direction of the Fund, is required to give indemnification to any entity selling Shares or providing shareholder services to Shareholders or others and such entity shall make a claim for indemnification against Provider, Provider shall make a similar claim for indemnification against the Fund and shall be entitled to such indemnification if and to the extent Provider is entitled to indemnification under this Section 8.

(d)                                 Provider shall indemnify, defend and hold the Fund, and each of its present or former directors, officers, employees, representatives, and any person who controls or previously controlled the Fund within the meaning of Section 15 of the 1933 Act (“Fund Indemnitees”), free and harmless from and against any and all Losses which the Fund, and each of its present or former directors, officers, employees, representatives, or any such controlling person, may incur under the 1933 Act, the 1934 Act, the 1940 Act, any other statute (including Blue Sky laws) or any rule or regulation thereunder, or under common law or otherwise: (1) arising out of or based upon any untrue, or alleged untrue, statement of a material fact contained in the Fund’s Registration Statement or any Prospectus, as from time to time amended or supplemented, or the omission, or alleged omission, to state therein a material fact required to be stated therein or necessary to make the statement not misleading, but only if such statement or omission was made in reliance upon, and in conformity with, information relating to Provider and furnished in writing to the Fund or its counsel by Provider for the purpose of, and used in, the preparation thereof; or (2) to the extent any Losses arise out of or result from Provider’s willful misfeasance, bad faith or gross negligence in the performance of its duties, or by reason of its reckless disregard of its obligations and duties under this Agreement. Provider’s agreement to indemnify the Fund and any of the Fund Indemnitees shall not be deemed to cover any Losses to the extent they arise out of or result from the Fund’s breach of this Agreement or from the Fund’s willful misfeasance, bad faith or negligence in the performance of its duties, or by reason of its reckless disregard of its obligations and duties, under this Agreement.

(e)                                  Promptly after receipt by the Fund of notice of the commencement of an investigation, action, claim or proceeding, the Fund shall, if a claim for indemnification in respect thereof is to made under this section, notify Provider in writing of the commencement thereof, although the failure to do so shall not prevent recovery by the Fund or any Fund Indemnitee. Provider shall be entitled to participate at its own expense in the defense or, if it so elects, to assume the defense of any suit brought to enforce any such loss, claim, demand, liability, damage or expense, but if Provider elects to assume the defense, such defense shall be conducted by counsel chosen by Provider and approved by the Fund, which approval shall not be unreasonably withheld. In the event Provider elects to assume the defense of any such suit and retain such counsel and notifies Fund of such election, the indemnified defendant or defendants in such suit shall bear the fees and expenses of any additional counsel retained by them subsequent to the receipt of Provider’s election. If Provider does not elect to assume the defense of any such suit, or in case the Fund does not, in the exercise of reasonable judgment, approve of counsel chosen by Provider, or in case there is a conflict of interest between the Provider and the Fund or any Fund Indemnitee, Provider will reimburse the indemnified person or persons named as defendant or defendants in such suit, for the fees and expenses of any counsel retained by the Fund and them. Provider’s indemnification agreement contained in this Section 8 and Provider’s representations and warranties in this Agreement shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Fund or any Fund Indemnitee, and shall survive the delivery of any Shares and the termination of this Agreement. This agreement of indemnity will inure exclusively to the Fund’s benefit, to the benefit of each Fund Indemnitee and their estates and successors. Provider agrees to promptly notify the Fund of the commencement of any litigation or proceedings against Provider or any of its officers or directors in connection with the issue and sale of any of the Shares.

9.                                      Term

(a)                                 This Agreement shall become effective with respect to the Fund as of the date hereof. Unless sooner terminated as provided herein, this Agreement shall continue in effect with respect to the Fund until November 7, 2014. Thereafter, if not terminated, this Agreement shall continue automatically in effect as to the Fund for successive annual periods, provided such continuance is specifically approved at least annually by: (1) the Board; or (2) the vote of a majority (as defined in the 1940 Act and Rule 18f-2 thereunder) of the outstanding voting securities of the Fund; and provided that in either event the continuance is also approved by a majority of the Board who are not “interested persons” (as defined in the 1940 Act) of any party to this Agreement, by vote cast in person at a meeting called for the purpose of voting on such approval.

(b)                            This Agreement may be terminated without penalty with respect to the Fund: (1) through a failure to renew this Agreement at the end of a term; (2) upon mutual consent of the parties; or (3) on no less than sixty (60) days’ written notice, by the Board, by vote of a majority (as defined with respect to voting securities in the 1940 Act and Rule 18f-2 thereunder) of the outstanding voting securities of the Fund, or by Provider (which notice may be waived by the party entitled to such notice). The terms of this Agreement shall not be waived, altered, modified, amended or supplemented in any manner whatsoever except by a written instrument signed by Provider and the Fund. This Agreement will also terminate automatically in the event of its assignment (as defined in the 1940 Act).

(c)                             In the event of termination of this Agreement, all reasonable expenses associated with movement of records and materials and conversion thereof shall be borne by the Fund. Notwithstanding anything herein to the contrary, upon the termination of this Agreement as provided herein or the liquidation of the Fund, Provider shall deliver the records of the Fund to the Fund or its designee in a form that is consistent with Provider’s applicable license agreements at the expense of the Fund, and thereafter the Fund or its designee shall be solely responsible for preserving the records for the periods required by all applicable laws, rules and regulations.

10.                               Miscellaneous

(a)                            Any notice required or to be permitted to be given by either party to the other shall be in writing and shall be deemed to have been given when sent by either an overnight delivery service or by registered or certified mail, postage prepaid, return receipt requested, to the addresses listed below, or to such other location as either party may from time to time designate in writing:

If to Provider:	UMB Distribution Services, LLC
803 West Michigan Street
Milwaukee, Wisconsin 53233
Attention: General Counsel

If to the Fund:	FPA Paramount Fund, Inc.
11400 W. Olympic Blvd., Suite 1200
Los Angeles, CA 90064
Attention: J. Richard Atwood

(b)                            Except as provided to the contrary herein, this Agreement may not be amended or modified in any manner except by written agreement executed by both parties with the formality of this Agreement.

(c)                             This Agreement shall be governed by Wisconsin law, excluding the laws on conflicts of laws. To the extent that the applicable laws of the State of Wisconsin, or any of the provisions herein, conflict with the applicable provisions of the 1940 Act, the latter shall control, and nothing herein shall be construed in a manner inconsistent with the 1940 Act or any rule or order of the

Commission thereunder. Any provision of this Agreement which may be determined by competent authority to be prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. In such case, the parties shall in good faith modify or substitute such provision consistent with the original intent of the parties.

(d)                            This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original agreement but such counterparts shall together constitute but one and the same instrument. The facsimile signature of any party to this Agreement shall constitute the valid and binding execution hereof by such party.

(e)                             The services of Provider hereunder are not deemed to be exclusive. Provider may render such services and any other services to others, including other investment companies. The Fund recognizes that from time to time directors, officers, and employees of Provider may serve as directors, officers and employees of other entities (including other investment companies), that such other entities may include the name of Provider as part of their name and that Provider or its affiliates may enter into distribution, administration, fund accounting, transfer agent or other agreements with such other entities.

(f)                              The captions of this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.

(g)                             This Agreement is executed by the Fund and the obligations hereunder are not binding upon any of the directors, officers or shareholders of the Fund individually but are binding only upon the Fund to which such obligations pertain and the assets and property of the Fund. The Fund’s Articles of Incorporation is on file with the State of Delaware.

(h)                            This Agreement and the Schedule incorporated hereto constitute the full and complete understanding and agreement between Provider and the Fund and supersedes all prior negotiations, understandings and agreements.

(i)                                The person signing below represents and warrants that he/she is duly authorized to execute this Agreement on behalf of the Fund.

(j)                               Except as specifically provided herein, this Agreement does not in any way affect any other agreements entered into between the parties hereto and any actions taken or omitted by any party hereunder shall not affect any rights or obligations of the other party.

[Signature page to follow.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by a duly authorized officer as of the day and year first above written.

FPA Paramount Fund, Inc.	UMB DISTRIBUTION SERVICES, LLC
(the “Fund”)	(“Provider”)

By:	By:
J. Richard Atwood	Robert J. Tuszynski
Treasurer	President

Schedule A
to the
Distribution Agreement
by and between
FPA Paramount Fund, Inc.
and
UMB Distribution Services, LLC

FEES

All fees shall be paid by the Adviser pursuant to a separate agreement or through underwriting concessions received by Provider from other mutual funds advised by the Adviser and distributed under a currently effective Distribution Agreement with Provider.